UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

Current Report Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): April 4, 2014

VIASPACE GREEN ENERGY INC.

(Exact name of registrant as specified in its charter)

British Virgin Islands (State or other jurisdiction of incorporation)	000-54514 (Commission File Number)	N/A (IRS Employer Identification No.)

131 Bells Ferry Lane, Marietta, Georgia, 30066

(Address of principal executive offices, including zip code)

Registrant's telephone number, including area code: (678) 805-7472

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 5.02   Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangement of Certain Officers.

(a) Resignation of director

On April 4, 2014, Mr. Samuel Chen resigned as a director of the Registrant. Mr. Chen had no disagreements with the Registrant or any officer or director of the Registrant which led to his resignation. The Registrant provided a copy of the disclosures it is making in response to this Item 5.02 to Mr. Chen and informed him that he may furnish the Registrant as promptly as possible with a letter stating whether he agrees or disagrees with the disclosures made in response to this Item 5.02, and that if he disagrees, then the Registrant requests that he provide the respects in which he does not agree with the disclosures. The Registrant will file any letter received from Mr. Chen as an exhibit to an amendment to this current report on Form 8-K within two business days after receipt by the Registrant.

A copy of the resignation letter received from Mr. Chen is attached to this Form 8-K as Exhibit 99.1 and is incorporated herein by reference.

(b) Appointment of new director

On April 4, 2014, the Board of Directors appointed Mr. Huan-Ching Hsu to serve as a director of the Registrant. Since September 2009, Mr. Hsu has served as Chairman and CEO of TCM Biotech International Corp., a Taiwan based public company. Previously, Mr. Hsu was Chairman and CEO of Ocean Bright Co., Ltd. from April 1992 to August 2009 and General Manager of Pfimp-Ex Corporation from July 1987 to March 1992. Mr. Hsu attended the Ta Hwa University of Science and Technology from September 1975 to June 1980.

Other than as set forth in this Form 8-K, there are no relationships or agreements by and among the Registrant and Mr. Hsu. There is no family relationship between any of the Registrant’s officers or directors and its proposed director. There are no orders, judgments, or decrees of any governmental agency or administrator, or of any court of competent jurisdiction, revoking or suspending for cause any license, permit or other authority to engage in the securities business or in the sale of a particular security or temporarily or permanently restraining any of its officers or directors from engaging in or continuing any conduct, practice or employment in connection with the purchase or sale of securities, or convicting such person of any felony or misdemeanor involving a security, or any aspect of the securities business or of theft or of any felony, nor are any of the officers or directors of any corporation or entity affiliated with the Registrant so enjoined.

ITEM 9.01   Financial Statements and Exhibits.

Exhibit Number	Description of Exhibit

99.1	Resignation letter from Mr. Samuel Chen dated April 4, 2014.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

VIASPACE Green Energy Inc.

Date: April 10, 2014	By:	/s/ Stephen J. Muzi
Name: Stephen J. Muzi
Title: Chief Financial Officer

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